Investor Contact:	David Morimoto	Media Contact:	Cedric Yamanaka
	SVP & Treasurer		Public Relations /Communications Manager
	(808) 544-0627		(808) 544-6898
	david.morimoto@centralpacificbank.com		cedric.yamanaka@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS SECOND QUARTER 2008 RESULTS

Announces Bulk Sale of California Residential Construction Loans

Maintained “Well-Capitalized” Regulatory Designation

HONOLULU, July 31, 2008 – Central Pacific Financial Corp. (NYSE: CPF), parent company of Central Pacific Bank, today reported a net operating loss for the second quarter of 2008 of $52.0 million, or ($1.81) per diluted share.  The net operating loss includes pre-tax credit costs directly related to the Company’s mainland loan portfolio of $112.0 million, or ($2.35) per diluted share on an after-tax basis.  The net operating loss does not include a non-cash goodwill impairment charge of $94.3 million.  Including the goodwill impairment charge, the Company recognized a current quarter net loss of $146.3 million, or ($5.10) per diluted share, compared to net income of $21.0 million, or $0.68 per diluted share, reported in the second quarter of 2007 and net income of $1.7 million, or $0.06 per diluted share, reported in the first quarter of 2008.

Last quarter, the Company announced plans to reduce its exposure to the troubled California residential construction market.  In July 2008, the Company sold assets with a combined carrying amount of $44.2 million at June 30, 2008.  At June 30, 2008, the Company had written these assets down to their sale price.

The goodwill impairment charge had no impact on the Company’s cash flows, tangible equity, or regulatory capital and was the result of the Company writing off the remaining balance of goodwill allocated to its commercial real estate reporting unit due to the continued deterioration in the California residential construction market and the resultant decline in the Company’s market capitalization and asset values with exposure to this sector.  All goodwill related to the mainland operations has been written off and the remaining goodwill on the Company’s books at June 30, 2008 was attributable to its Hawaii operations.

“Our operations in Hawaii continue to be solid with strong operating fundamentals and we remain encouraged by the long-term outlook for our core franchise,” said Clint Arnoldus, President and Chief Executive Officer.   “However, our quarterly results reflect the challenging economic environment that we, along with financial institutions across the country, continue to experience.  As promised last quarter, we have taken steps to reduce our exposure to problem loans in the weak California residential construction market and enhance our risk management.  We continue to address the impact of this market on our loan portfolio and are focused on reducing our credit risk and strengthening our capital ratios to better position the Company through this economic cycle.”

Dean Hirata, Vice Chairman and Chief Financial Officer added, “The July sale of assets totaling $44.2 million has significantly reduced the amount of nonperforming California residential construction loans in our portfolio.  As we wrote these assets down to the sales price in the second quarter, we will not incur any additional losses related to these assets in the third quarter.  We believe our success in reducing our exposure to the troubled California housing market, our continued scrutiny of portfolio risk, and our focus on our core Hawaii operations will position the bank for improved financial performance over the long term.”

Second Quarter Highlights
▪	Maintained “well-capitalized” regulatory designation at June 30, 2008 with Tier 1 risk-based capital, total risk-based capital, and leverage capital ratios of 9.83%, 11.09%, and 8.21%, respectively.

▪
Net revenues for the second quarter of 2008 were $65.4 million (excluding the effects of the reversal of interest of $2.1 million related to certain nonaccrual loans), an increase of 1.5% compared to net revenues of $64.4 million in the second quarter of 2007.

▪	Opened a record number of deposit accounts resulting from the success of deposit campaigns.

▪	Allowance for loan and lease losses as a percentage of total loans and leases increased to 2.11% at June 30, 2008 from 1.31% at June 30, 2007.

▪
Credit costs of $116.1 million were comprised of a provision for loan and lease losses of $87.8 million, write-downs of loans held for sale of $22.4 million, foreclosed asset expense of $4.0 million and an increase to the reserve for unfunded commitments of $1.9 million.  Of this amount, $112.0 million, or 96.5%, was directly attributable to the mainland loan portfolio.

▪	Recorded a non-cash goodwill impairment charge of $94.3 million to write-off the remaining balance of goodwill associated with the Company’s mainland operations.

Other Significant Events
▪
Improved the Company’s credit risk profile by significantly reducing its exposure to the California residential construction market through the sale of assets in July 2008 with a carrying amount of $44.2 million at June 30, 2008.

Earnings Highlights
Net interest income for the second quarter of 2008 was $51.4 million, compared to $52.9 million in the year-ago quarter and $50.9 million in the first quarter of 2008.  The net interest margin for the current quarter was 3.97%, compared to 4.36% in the year-ago quarter and 3.99% in the first quarter of 2008.  The year-over-year and sequential-quarter compression was primarily attributable to the reversal of interest of $2.1 million related to certain nonaccrual loans and lower interest income due to a decrease in loan yields.  Excluding the effects of the $2.1 million reversal of interest on nonaccrual loans, net interest income was $53.4 million and the net interest margin was 4.13% for the current quarter.

The provision for loan and lease losses in the second quarter of 2008 was $87.8 million, compared to $1.0 million in the year-ago quarter and $34.3 million in the first quarter of 2008.  The current quarter increase was directly attributable to significant deterioration in the Company’s California housing and residential construction loans as collateral values in this sector continued to fall.  As previously mentioned, the Company significantly reduced its exposure to the California residential construction market in July 2008 by selling many of these assets and the credit costs experienced in the current quarter reflected those sales prices.

Other operating income totaled $11.9 million for the second quarter of 2008, compared to $11.5 million in the year-ago quarter and $14.3 million in the first quarter of 2008.  The increase from the year-ago quarter was primarily due to increased gains on sales of residential loans totaling $0.8 million, offset by lower income from bank-owned life insurance totaling $0.3 million.  The sequential-quarter decrease was primarily due to lower income from bank-owned life insurance totaling $1.0 million, and the receipt of $0.9 million in cash proceeds from the partial redemption of the Company’s equity interest in Visa, Inc. during the first quarter of 2008.

Other operating expense for the second quarter of 2008 excluding the aforementioned $94.3 million goodwill impairment charge was $66.0 million, compared to $31.3 million in the year-ago quarter and $31.5 million in the first quarter of 2008.  The increase from the year-ago quarter was primarily due to write-downs of certain loans held for sale totaling $22.4 million, foreclosed asset expense totaling $4.0 million, higher salaries and employee benefits totaling $1.8 million, loss on sale of commercial real estate loans totaling $1.7 million and higher reserves for unfunded commitments totaling $1.6 million.  The sequential-quarter increase in other operating expense was primarily due to the aforementioned write-downs of certain loans held for sale totaling $22.4 million, higher reserves for unfunded commitments totaling $6.5 million, loss on sale of commercial real estate loans totaling $1.7 million, higher write-downs of foreclosed properties totaling $1.4 million and higher salaries and employee benefits totaling $1.3 million.

The Company’s efficiency ratio for the second quarter of 2008 was 58.37% (excluding the non-cash goodwill impairment charge of $94.3 million, foreclosed asset expense of $4.0 million, loss on sale of commercial real estate loans of $1.7 million, and write down of assets of $22.4 million), compared with 47.03% in the year-ago quarter and 42.81% in the first quarter of 2008.  The current quarter variance from the year-ago and sequential quarters was primarily attributable to the fluctuations in operating expenses described above.

During the current quarter, the Company recognized an income tax benefit of $38.5 million on a pre-tax net loss of $184.8 compared to the recognition of an income tax benefit of $2.3 million on a pre-tax net loss of $0.6 million during the first quarter of 2008. The Company’s effective tax rate for the current quarter was impacted by the disproportionate recognition of federal and state tax credits, the generation of tax-exempt income and the non-cash goodwill impairment charge, which is not deductible for tax purposes.

Balance Sheet Highlights
Total assets of $5.7 billion at June 30, 2008 reflect an increase of $86.8 million, or 1.6%, from a year ago and a decrease of $149.7 million, or 2.6%, from March 31, 2008.

Total loans and leases of $4.1 billion at June 30, 2008 reflect an increase of $140.9 million, or 3.6%, from a year ago and a decrease of $98.6 million, or 2.4%, from March 31, 2008.  The current quarter decrease was primarily attributable to the transfer of 13 mainland construction loans totaling $46.4 million to the held for sale category and partial charge-offs of 18 mainland construction loans totaling $73.3 million, offset by net loan growth of $21.1 million.  Overall, the Hawaii loan portfolio grew by $23.1 million during the current quarter, while the mainland loan portfolio decreased by $121.7 million primarily due to the aforementioned charge-offs totaling $73.3 million and transfer of loans to the held for sale category totaling $46.4 million.

Total deposits of $3.9 billion at June 30, 2008 reflect an increase of $5.8 million, or 0.1%, from a year ago and an increase of $140.6 million, or 3.7%, from March 31, 2008.  Noninterest bearing demand, interest bearing demand, savings and money market and time deposits increased in the current quarter by $17.8 million, $13.6 million, $39.5 million and $69.8 million, respectively.

Shareholders’ equity at June 30, 2008 was $507.1 million.

Asset Quality
The Company’s nonperforming assets as of June 30, 2008, March 31, 2008, and proforma June 30, 2008 amounts following the completion of the aforementioned sale of assets with exposure to the California residential construction sector was as follows:

Nonperforming Assets (In Millions)	March 31, 2008	June 30, 2008	June 30, 2008 Proforma Upon Completion of Loan Sale
Nonperforming loans including loans held for sale	$116.8	$142.4	$100.2
Other real estate owned	2.0	3.5	1.5
Total nonperforming assets	$118.8	$145.9	$101.7

Nonperforming assets as a % of total assets	2.05%	2.58%	1.81%

The sequential-quarter increase in the Company’s nonperforming assets was primarily attributable to the addition of eight California residential construction loans totaling $41.5 million and five California commercial real estate loans totaling $16.9 million.  The increase also included loans to two Hawaii commercial real estate borrowers totaling $27.3 million. This was partially offset by partial charge-offs of six California residential construction loans totaling $23.3 million, partial charge-offs of two Washington construction loans totaling $2.5 million, write-downs of California residential construction loans classified as held for sale totaling $22.4 million, and write-downs of foreclosed properties totaling $3.9 million.

Net loan charge-offs in the second quarter of 2008 totaled $73.9 million, compared to net loan charge-offs of $0.2 million in the year-ago quarter and $54.2 million in the first quarter of 2008.  Loan charge-offs in the second quarter of 2008 included partial charge-offs of 14 California residential construction loans totaling $65.0 million, two California commercial construction loans totaling $5.8 million and two Washington construction loans totaling $2.5 million.

Loans delinquent for 90 days or more still accruing interest totaled $0.5 million at June 30, 2008, an increase of 53.9% from a year ago and a decrease of 4.5% from March 31, 2008.

The allowance for loan and lease losses as a percentage of total loans and leases was 2.11% at June 30, 2008, compared to 1.31% a year ago and 1.73% at March 31, 2008.  The current quarter increase was attributable to the $87.8 million provision for loan and lease losses recorded during the current quarter, offset by the aforementioned net loan charge-offs totaling $73.9 million.

Reduced California Residential Construction Exposure
At June 30, 2008, the Company’s exposure to the California residential construction market totaled $143.9 million, before the bulk loan sale in July 2008.  This amount consisted of $87.2 million in the loan portfolio, $53.2 million classified as held for sale and two foreclosed properties totaling $3.5 million.  At March 31, 2008, the Company’s total exposure to this sector was $247.8 million, which consisted of $197.9 million in the loan portfolio, $47.9 million classified as held for sale and one foreclosed property totaling $2.0 million.

California residential construction loans held in the portfolio represented 2.1% and 4.7% of total loans and leases at June 30, 2008 and March 31, 2008, respectively.  Of the remaining $87.2 million balance in the California residential construction portfolio, the specific allowance for loan and lease losses established for these loans was $22.4 million at June 30, 2008, or 25.7%, of the total outstanding loan balance.

After completion of the July 2008 bulk loan sale, the Company’s remaining exposure to the California residential construction sector was $102.1 million, which consisted of $87.2 million in the loan portfolio, $13.4 million classified as held for sale and one foreclosed property totaling $1.5 million.

Nonperforming assets related to this sector was $97.9 million at June 30, 2008, or 1.73% of total assets, before the bulk loan sale.  This balance was comprised of nonaccrual portfolio loans totaling $41.2 million, nonaccrual loans held for sale totaling $53.2 million, and other real estate owned totaling $3.5 million.  Following the sale, nonperforming assets related to this sector was reduced to $56.1 million, or 1.00% of total assets.

Commercial Real Estate and Commercial Construction Exposure

Hawaii
At June 30, 2008, the Company’s Hawaii commercial real estate and construction loan portfolio totaled $1.2 billion.  There were no Hawaii commercial real estate or construction loans classified as held for sale.

Hawaii commercial real estate and construction loans held in the portfolio represented 30.0% of total loans and leases at June 30, 2008.

Nonperforming assets related to this sector was comprised of seven loans totaling $21.9 million at June 30, 2008, or 0.39% of total assets.

Of the $1.2 billion balance in the Hawaii commercial real estate and construction portfolio, the allowance for loan and lease losses established for these loans was $10.9 million at June 30, 2008, or 0.9%, of the total outstanding balance.

Mainland
At June 30, 2008, the Company’s exposure to the Mainland commercial real estate and construction market was $996.9 million.  This amount, which excludes the aforementioned California residential construction portfolio, consisted of $714.6 million in California and $282.3 million in other Western states.

Commercial real estate and construction loans held in the mainland portfolio represented 24.4% of total loans and leases at June 30, 2008.

Nonperforming assets related to this sector was comprised of five loans totaling $16.9 million at June 30, 2008, or 0.30% of total assets.

Of the $996.9 million balance in the Mainland commercial real estate and construction portfolio, the allowance for loan and lease losses established for these loans was $27.6 million at June 30, 2008, or 2.8%, of the total outstanding balance.   Of the $714.6 million balance in the California commercial real estate and construction portfolio, the allowance for loan and lease losses established for these loans was $19.3 million at June 30, 2008, or 2.7%, of the total outstanding balance.

Capital Levels and Third Quarter Cash Dividend
The Company and the Bank remain well-capitalized for regulatory purposes.

“Despite the deterioration in the California residential construction market and its negative impact on our financial performance over the last four quarters, our key regulatory capital ratios remain strong,” Arnoldus stated.   “At June 30, 2008, our Tier 1 capital ratio was 9.83%, our total capital ratio was 11.09% and our leverage ratio was 8.21%; all of which are better than the ‘well capitalized’ regulatory measures of 6%, 10% and 5%, respectively.”

In addition to reporting its operating results for the second quarter of 2008, the Company also reported that its Board of Directors has declared a third quarter cash dividend of $0.10 per common share payable on September 19, 2008 to shareholders of record as of August 15, 2008.

“The reduction in our quarterly cash dividend was an extremely difficult decision as we realize the importance of the dividend to our shareholders,” said Arnoldus.  “However, given the significant challenges facing the entire financial services industry, we believe a partial dividend reduction is a prudent means of preserving and building capital.  Our Board of Directors believes that this decision is in the best long-term interest of our shareholders as it better positions the bank in the current economic environment and leads to greater creation of long-term shareholder value.  When the economic environment stabilizes and our profitability is restored, we will take a fresh look at our dividend.”

Arnoldus concluded, “Our management and Board of Directors continue to closely evaluate our capital levels given the uncertainty in the economy and the capital markets.  We intend to maintain our ‘well capitalized’ position for regulatory purposes and believe it is vital to remain in a position to do so in order to meet our customers’ financial needs.”

Non-GAAP Financial Measures
This press release contains certain references to financial measures identified as being stated on an operating basis or which adjust for or exclude certain nonrecurring items, which are adjustments from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  These financial measures, as used herein, differ from financial measures reported under GAAP in that they exclude unusual or non-recurring charges, losses, credits or gains.  This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure.  Management believes that financial presentations excluding the impact of these items provide useful supplemental information that is important to a proper understanding of the Company’s core business results by investors.  These presentations should not viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Conference Call and Slide Presentation
The Company’s management will host a conference call today at 1:00 p.m. Eastern Time (7:00 a.m. Hawaii Time) to discuss the quarterly results.  Individuals are encouraged to listen to the live webcast of the presentation as well as view a slide presentation by visiting the investor relations page of the Company's website at http://investor.centralpacificbank.com.  Alternatively, investors may download the slide presentation from the "Presentations" tab of the investor relations page and participate in the live call by dialing 1-800-860-2442.  A playback of the call will be available through September 1, 2008 by dialing 1-877-344-7529 (passcode 421612) and on the Company's website.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is one of the largest financial institutions in Hawaii with more than $5.6 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 39 branches and 98 ATMs throughout Hawaii.  For additional information, please visit the Company’s website at http://www.centralpacificbank.com.

**********

Forward-Looking Statements
This document may contain forward-looking statements concerning projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes”, “plans”, “intends”, “expects”, “anticipates”, “forecasts” or words of similar meaning.  While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: the impact of local, national, and international economies and events, including natural disasters, on the Company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; the impact of legislation affecting the banking industry; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates and changes in asset quality generally; and the price of the Company’s stock.  For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Form 10-K for the last fiscal year.  The Company does not update any of its forward-looking statements.

#####

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights - June 30, 2008
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(in thousands, except per share data)	2008	2007	% Change	2008	2007	% Change

INCOME STATEMENT
Net income (loss)	$(146,258)	$21,016	-795.9%	$(144,600)	$41,151	-451.4%
Net operating income (loss) (1)	(51,979)	21,016	-347.3%	(50,321)	41,151	-222.3%
Per share data:
Diluted:
Net income (loss)	(5.10)	0.68	-850.0%	(5.04)	1.33	-478.9%
Net operating income (loss) (1)	(1.81)	0.68	-366.2%	(1.76)	1.33	-232.3%
Cash dividends	0.25	0.24	4.2%	0.50	0.48	4.2%

PERFORMANCE RATIOS
Return (loss) on average assets (2)	-9.96%	1.52%		-4.98%	1.50%
Return (loss) on average shareholders' equity (2)	-86.27%	10.99%		-42.27%	10.87%
Net income (loss) to average tangible shareholders' equity (2)	-143.86%	19.03%		-70.22%	19.04%
Efficiency ratio (3)	58.37%	47.03%		50.47%	46.23%
Net interest margin (2)	3.97%	4.36%		3.98%	4.44%
Dividend payout ratio	-4.90%	34.78%		-9.92%	35.82%

				June 30,
				2008	2007	% Change
BALANCE SHEET
Total assets				$5,650,349	$5,563,598	1.6%
Loans and leases, net of unearned interest				4,077,956	3,937,023	3.6%
Net loans and leases				3,991,906	3,885,614	2.7%
Deposits				3,920,630	3,914,857	0.1%
Shareholders' equity				507,103	753,543	-32.7%
Book value per share				17.66	24.75	-28.6%
Tangible book value per share				11.46	14.12	-18.8%
Market value per share				10.66	33.01	-67.7%
Tangible equity ratio				6.02%	8.20%

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2008	2007	% Change	2008	2007	% Change
SELECTED AVERAGE BALANCES
Total assets	$5,876,047	$5,517,460	6.5%	$5,812,250	$5,477,936	6.1%
Interest-earning assets	5,262,311	4,931,835	6.7%	5,226,481	4,890,996	6.9%
Loans and leases, net of unearned interest	4,346,980	3,984,070	9.1%	4,297,175	3,942,181	9.0%
Other real estate	3,856	391	886.2%	2,721	197	1281.2%
Deposits	3,835,941	3,841,273	-0.1%	3,832,501	3,814,332	0.5%
Interest-bearing liabilities	4,495,589	4,091,206	9.9%	4,437,532	4,047,554	9.6%
Shareholders' equity	678,112	764,561	-11.3%	684,144	757,459	-9.7%

				June 30,
				2008	2007	% Change
NONPERFORMING ASSETS
Nonaccrual loans (including loans held for sale)				$142,408	$1,388	10159.9%
Other real estate, net				3,501	-	-
Total nonperforming assets				145,909	1,388	10412.2%
Loans delinquent for 90 days or more (still accruing interest)				508	330	53.9%
Restructured loans (still accruing interest)				-	-	0.0%
Total nonperforming assets, loans delinquent for 90 days or more
(still accruing interest) and restructured loans (still accruing interest)				$146,417	$1,718	8422.5%

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2008	2007	% Change	2008	2007	% Change
Loan charge-offs	$74,257	$843	8708.7%	$129,067	$5,678	2173.1%
Recoveries	399	638	-37.5%	996	1,207	-17.5%
Net loan charge-offs (recoveries)	$73,858	$205	35928.3%	$128,071	$4,471	2764.5%
Net loan charge-offs to average loans (2)	6.80%	0.02%		5.96%	0.23%

				June 30,
				2008	2007
ASSET QUALITY RATIOS
Nonaccrual loans (including loans held for sale) to total loans and leases				3.44%	0.04%
Nonperforming assets to total assets				2.58%	0.02%
Nonperforming assets, loans delinquent for 90 days or more (still accruing interest) and
restructured loans (still accruing interest) to total loans and leases & other real estate				3.53%	0.04%
Allowance for loan and lease losses to total loans and leases				2.11%	1.31%
Allowance for loan and lease losses to nonaccrual loans (including loans held for sale)				60.42%	3703.82%

(1)	Excludes goodwill impairment of $94.3 million recorded in June 2008.
(2) Annualized
(3)	Efficiency ratio is derived by dividing other operating expense excluding amortization, impairment and write-down of intangible assets, goodwill, loans held for sale and foreclosed property and loss on sale of commercial real estate loans by net operating revenue (net interest income on a taxable equivalent basis plus other operating income before securities transactions).

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of 2008 Non-GAAP Financial Measures
(Unaudited)

	Three Months	Six Months
	Ended	Ended
(Dollars in thousands, except per share data)	June 30, 2008	June 30, 2008

Net loss	$(146,258)	$(144,600)
Goodwill impairment	94,279	94,279
Net operating loss	$(51,979)	$(50,321)

Basic net loss per share	$(5.10)	$(5.04)
Goodwill impairment	3.29	3.28
Basic net operating loss per share	$(1.81)	$(1.76)

Diluted net loss per share	$(5.10)	$(5.04)
Goodwill impairment	3.29	3.28
Diluted net operating loss per share	$(1.81)	$(1.76)

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	March 31,	June 30,
(in thousands, except per share data)	2008	2008	2007

ASSETS
Cash and due from banks	$97,657	$84,462	$116,216
Interest-bearing deposits in other banks	545	106	5,153
Federal funds sold	14,900	-	14,900
Investment securities:
Trading	5,077	-	-
Available for sale	809,965	852,655	811,085
Held to maturity (fair value of $25,976 at June 30, 2008,
$27,098 March 31, 2008 and $48,619 at June 30, 2007)	26,023	26,915	49,495
Total investment securities	841,065	879,570	860,580

Loans held for sale	108,535	97,743	45,539
Loans and leases	4,077,956	4,176,596	3,937,023
Less allowance for loan and lease losses	86,050	72,108	51,409
Net loans and leases	3,991,906	4,104,488	3,885,614

Premises and equipment	82,724	83,504	78,122
Accrued interest receivable	22,687	25,541	25,337
Investment in unconsolidated subsidiaries	16,697	16,471	14,134
Other real estate	3,501	2,000	-
Goodwill	150,514	244,702	293,098
Core deposit premium	27,413	28,082	30,529
Mortgage servicing rights	13,622	11,536	11,253
Bank-owned life insurance	133,317	132,477	104,597
Federal Home Loan Bank stock	48,797	48,797	48,797
Other assets	96,469	40,558	29,729
Total assets	$5,650,349	$5,800,037	$5,563,598

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand	$649,950	$632,157	$623,778
Interest-bearing demand	471,294	457,742	444,875
Savings and money market	1,151,821	1,112,312	1,223,943
Time	1,647,565	1,577,810	1,622,261
Total deposits	3,920,630	3,780,021	3,914,857

Short-term borrowings	275,186	368,375	1,903
Long-tem debt	885,019	915,514	817,067
Minority interest	10,061	13,098	13,117
Other liabilities	52,350	48,366	63,111
Total liabilities	5,143,246	5,125,374	4,810,055

Shareholders' equity:
Preferred stock, no par value, authorized 1,000,000 shares, none issued	-	-	-
Common stock, no par value, authorized 100,000,000 shares; issued and outstanding 28,716,667 shares at June 30, 2008 28,707,985
shares at March 31, 2008 and 30,446,160 shares at June 30, 2007	402,985	402,844	427,153
Surplus	55,039	54,487	53,932
Retained earnings	63,321	216,755	290,353
Accumulated other comprehensive income (loss)	(14,242)	577	(17,895)
Total shareholders' equity	507,103	674,663	753,543
Total liabilities and shareholders' equity	$5,650,349	$5,800,037	$5,563,598

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(In thousands, except per share data)	2008	2008	2007	2008	2007

Interest income:
Interest and fees on loans and leases	$65,677	$70,294	$77,070	$135,971	$153,236
Interest and dividends on investment securities:
Taxable interest	9,308	9,271	8,866	18,579	17,578
Tax-exempt interest	1,416	1,389	1,365	2,805	2,728
Dividends	11	24	60	35	93
Interest on deposits in other banks	3	4	39	7	74
Interest on federal funds sold and securities purchased under agreements to resell	22	21	109	43	119
Dividends on Federal Home Loan Bank stock	171	122	24	293	122
Total interest income	76,608	81,125	87,533	157,733	173,950

Interest expense:
Demand	179	137	141	316	279
Savings and money market	2,980	3,785	6,167	6,765	12,452
Time	11,706	14,729	17,423	26,435	33,257
Interest on short-term borrowings	2,357	1,923	303	4,280	808
Interest on long-term debt	8,002	9,694	10,616	17,696	20,584
Total interest expense	25,224	30,268	34,650	55,492	67,380

Net interest income	51,384	50,857	52,883	102,241	106,570
Provision for loan and lease losses	87,800	34,272	1,000	122,072	3,600
Net interest income (loss) after provision for loan and lease losses	(36,416)	16,585	51,883	(19,831)	102,970

Other operating income:
Service charges on deposit accounts	3,511	3,543	3,463	7,054	6,907
Other service charges and fees	3,710	3,415	3,414	7,125	6,771
Income from fiduciary activities	990	1,005	854	1,995	1,615
Equity in earnings of unconsolidated subsidiaries	131	283	167	414	424
Fees on foreign exchange	112	194	171	306	392
Investment securities gains	253	-	-	253	-
Income from bank-owned life insurance	845	1,870	1,183	2,715	2,214
Loan placement fees	213	153	283	366	542
Net gain on sales of residential loans	2,241	1,798	1,403	4,039	2,770
Other	(75)	2,018	600	1,943	1,055
Total other operating income	11,931	14,279	11,538	26,210	22,690

Other operating expense:
Salaries and employee benefits	18,648	17,364	16,888	36,012	33,294
Net occupancy	3,266	2,853	2,593	6,119	5,097
Equipment	1,433	1,395	1,325	2,828	2,555
Amortization of core deposit premium	669	668	685	1,337	1,370
Amortization of mortgage servicing rights	612	501	500	1,113	1,010
Communication expense	1,125	1,085	938	2,210	2,086
Legal and professional services	2,615	2,413	2,110	5,028	4,437
Computer software expense	809	863	893	1,672	1,692
Advertising expense	700	682	635	1,382	1,258
Goodwill impairment	94,279	-	-	94,279	-
Foreclosed asset expense	3,984	2,590	-	6,574	-
Loss on sale of commercial real estate loans	1,671	-	-	1,671	-
Write down of assets	22,424	-	-	22,424	-
Other	8,048	1,046	4,764	9,094	9,008
Total other operating expense	160,283	31,460	31,331	191,743	61,807

Income (loss) before income taxes	(184,768)	(596)	32,090	(185,364)	63,853
Income tax expense (benefit)	(38,510)	(2,254)	11,074	(40,764)	22,702

Net income (loss)	$(146,258)	$1,658	$21,016	$(144,600)	$41,151

Per share data:
Basic earnings (loss) per share	$(5.10)	$0.06	$0.69	$(5.04)	$1.34
Diluted earnings (loss) per share	(5.10)	0.06	0.68	(5.04)	1.33
Cash dividends declared	0.25	0.25	0.24	0.50	0.48

Basic weighted average shares outstanding	28,652	28,686	30,555	28,670	30,627
Diluted weighted average shares outstanding	28,652	28,801	30,798	28,670	30,894

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)

	Three Months Ended			Three Months Ended			Six Months Ended			Six Months Ended
(Dollars in thousands)	June 30, 2008			June 30, 2007			June 30, 2008			June 30, 2007
	Average	Average		Average	Average		Average	Average		Average	Average
	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
Assets:
Interest earning assets:
Interest-bearing deposits in other banks	$700	1.71%	$3	$3,011	5.16%	$39	$597	2.32%	$7	$2,894	5.14%	$74
Federal funds sold & securities purchased
under agreements to resell	4,385	2.04%	22	8,276	5.27%	109	3,513	2.48%	43	4,547	5.26%	119
Taxable investment securities, excluding
valuation allowance	710,653	5.25%	9,319	732,966	4.87%	8,926	724,843	5.14%	18,614	737,964	4.79%	17,671
Tax-exempt investment securities,
excluding valuation allowance	150,796	5.78%	2,179	154,715	5.43%	2,100	151,556	5.70%	4,316	154,613	5.43%	4,197
Loans and leases, net of unearned income	4,346,980	6.07%	65,677	3,984,070	7.76%	77,070	4,297,175	6.36%	135,971	3,942,181	7.83%	153,236
Federal Home Loan Bank stock	48,797	1.40%	171	48,797	0.20%	24	48,797	1.20%	293	48,797	0.50%	122
Total interest earning assets	5,262,311	5.90%	77,371	4,931,835	7.17%	88,268	5,226,481	6.12%	159,244	4,890,996	7.22%	175,419
Nonearning assets	613,736			585,625			585,769			586,940
Total assets	$5,876,047			$5,517,460			$5,812,250			$5,477,936

Liabilities & Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$472,037	0.15%	$179	$441,674	0.13%	$141	$461,548	0.14%	$316	$437,444	0.13%	$279
Savings and money market deposits	1,111,289	1.08%	2,980	1,202,652	2.06%	6,167	1,126,287	1.21%	6,765	1,219,634	2.06%	12,452
Time deposits under $100,000	590,750	2.81%	4,126	639,022	3.89%	6,203	561,634	3.08%	8,607	633,178	3.82%	11,986
Time deposits $100,000 and over	1,054,284	2.89%	7,580	978,496	4.60%	11,220	1,079,719	3.32%	17,828	939,884	4.56%	21,271
Short-term borrowings	369,489	2.57%	2,357	21,973	5.50%	303	299,471	2.87%	4,280	29,456	5.53%	808
Long-term debt	897,740	3.58%	8,002	807,389	5.27%	10,616	908,873	3.92%	17,696	787,958	5.27%	20,584
Total interest-bearing liabilities	4,495,589	2.26%	25,224	4,091,206	3.40%	34,650	4,437,532	2.51%	55,492	4,047,554	3.36%	67,380
Noninterest-bearing deposits	607,581			579,429			603,313			584,192
Other liabilities	94,765			82,264			87,261			88,731
Stockholders' equity	678,112			764,561			684,144			757,459
Total liabilities & stockholders' equity	$5,876,047			$5,517,460			$5,812,250			$5,477,936

Net interest income			$52,147			$53,618			$103,752			$108,039

Net interest margin		3.97%			4.36%			3.98%			4.44%